                                                                   EXHIBIT 12.01

                            SOUTHWEST GAS CORPORATION

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (Thousands of dollars)

                                                        FOR THE YEAR ENDED DECEMBER 31,
                                               -------------------------------------------------
                                                 1999       1998      1997      1996      1995
                                               --------   --------   -------   -------   -------
CONTINUING OPERATIONS

    1. Fixed charges:
       (A) Interest expense                     $ 63,110   $ 63,416   $63,247   $54,674   $52,844
       (B) Amortization                            1,366      1,243     1,164     1,494     1,569
       (C) Interest portion of rentals             8,217      7,531     6,973     6,629     4,435
       (D) Preferred securities distributions      5,475      5,475     5,475     5,475       913
                                                --------   --------   -------   -------   -------
           Total fixed charges                  $ 78,168   $ 77,665   $76,859   $68,272   $59,761
                                                ========   ========   =======   =======   =======

    2. Earnings (as defined):
       (E) Pretax income from
          continuing operations                 $ 60,955   $ 83,951   $21,328   $10,448   $ 3,493
       Fixed Charges (1. above)                   78,168     77,665    76,859    68,272    59,761
                                                --------   --------   -------   -------   -------
           Total earnings as defined            $139,123   $161,616   $98,187   $78,720   $63,254
                                                ========   ========   =======   =======   =======

     3. Ratio of earnings to fixed charges          1.78       2.08      1.28      1.15      1.06
                                                ========   ========   =======   =======   =======

                                                        FOR THE YEAR ENDED DECEMBER 31,
                                               -------------------------------------------------
                                                 1999       1998      1997      1996      1995
                                               --------   --------   -------   -------   -------
ADJUSTED FOR INTEREST ALLOCATED TO
DISCONTINUED OPERATIONS

     1. Fixed charges:
        (A) Interest expense                   $ 63,110   $ 63,416   $63,247   $54,674   $52,844
        (B) Amortization                          1,366      1,243     1,164     1,494     1,569
        (C) Interest portion of rentals           8,217      7,531     6,973     6,629     4,435
        (D) Preferred securities distributions    5,475      5,475     5,475     5,475       913
        (E) Allocated interest (1)                   --         --        --        --     9,636
                                               --------   --------   -------   -------   -------
            Total fixed charges                $ 78,168   $ 77,665   $76,859   $68,272   $69,397
                                               ========   ========   =======   =======   =======

    2. Earnings (as defined):
       (F) Pretax income from
           continuing operations               $ 60,955   $ 83,951   $21,328   $10,448   $ 3,493
       Fixed Charges (1. above)                  78,168     77,665    76,859    68,272    69,397
                                               --------   --------   -------   -------   -------
          Total earnings as defined            $139,123   $161,616   $98,187   $78,720   $72,890
                                               ========   ========   =======   =======   =======

    3. Ratio of earnings to fixed charges          1.78       2.08      1.28      1.15      1.05
                                               ========   ========   =======   =======   =======


---------------
(1) Represents allocated interest through the period ended December 31, 1995. Carrying costs for the period subsequent to year end through the disposition of the discontinued operations were accrued and recorded as disposal costs.

                            SOUTHWEST GAS CORPORATION
   COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (THOUSANDS OF DOLLARS)

                                                                FOR THE YEAR ENDED DECEMBER 31,
                                             ---------------------------------------------------------------------
CONTINUING OPERATIONS                          1999            1998            1997          1996           1995
                                             --------        --------        -------        -------        -------
1. Combined fixed charges:
   A) Total fixed charges                    $ 78,168        $ 77,665        $76,859        $68,272        $59,761
   B) Preferred dividends [1]                      --              --             --             --            404
                                             --------        --------        -------        -------        -------
    Total fixed charges and
       preferred dividends                   $ 78,168        $ 77,665        $76,859        $68,272        $60,165
                                             ========        ========        =======        =======        =======

2. Earnings                                  $139,123        $161,616        $98,187        $78,720        $63,254
                                             ========        ========        =======        =======        =======

3. Ratio of earnings to fixed charges
   and preferred dividends                       1.78            2.08           1.28           1.15           1.05
                                             ========        ========        =======        =======        =======

ADJUSTED FOR INTEREST ALLOCATED TO                                 FOR THE YEAR ENDED DECEMBER 31,
DISCONTINUED OPERATIONS                      ---------------------------------------------------------------------
                                               1999            1998           1997            1996          1995
                                             --------        --------        ------         -------       --------
1. Combined fixed charges:
   A) Total fixed charges                    $ 78,168        $ 77,665        $76,859        $68,272        $69,397
   B) Preferred dividends [1]                      --              --             --             --            404
                                             --------        --------        -------        -------        -------
    Total fixed charges and
       preferred dividends                   $ 78,168        $ 77,665        $76,859        $68,272        $69,801
                                             ========        ========        =======        =======        =======

2. Earnings                                  $139,123        $161,616        $98,187        $78,720        $72,890
                                             ========        ========        =======        =======        =======

3. Ratio of earnings to fixed charges
   and preferred dividends                       1.78            2.08           1.28           1.15           1.04
                                             ========        ========        =======        =======        =======


[1] Preferred dividends have been adjusted to represent the pretax earnings necessary to cover such dividend requirements.